UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2021

Histogen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36003	20-3183915
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10655 Sorrento Valley Road, Suite 200, San Diego CA		92121
(Address of principal executive offices)		(Zip Code)

(858) 526-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	HSTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On June 25, 2021, Histogen Inc. (the “Company”), as tenant, and San Diego Sycamore, LLC (“Landlord”), as landlord, entered into the First Amendment to Lease (the “Amendment”).

The Company’s existing Lease, by and between the Company and Landlord, dated January 3, 2020 (the “Original Lease”) contemplated the Company’s desire to make certain tenant improvements within its headquarters at 10655 Sorrento Valley Road, Suite 200, San Diego, CA 92121.  Pursuant to the Amendment, among other things, the Company and Landlord agreed (i) to substitute the temporary premises, (ii) to delay the start of construction and the timing of the Company’s relocation to the replacement temporary premises, (iii) to increase the tenant improvement allowance, (iv) to increase the letter of credit amount to four hundred thousand dollars ($400,000) upon commencement of the tenant improvements and (v) to revise potential subsequent reductions to the security deposit and related letter of credit requirement at certain time intervals along the lease term provided that the Company is not in default.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The foregoing summary of the terms of the Amendment are subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibits
10.1	First Amendment to Lease, by and between Histogen Inc. and San Diego Sycamore, LLC, dated as of June 25, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Histogen Inc.

Date: June 25, 2021	By:	/s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: President and Chief Executive Officer

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